Filed by: WaveRider Communications, Inc and
                                          WaveRider Communications (Canada) Inc.


                          Pursuant to Rule 425 under the  Securities Act of 1933
                                     and deemed filed pursuant to Rule 14d-2 and
                       related provisions of the Securities Exchange Act of 1934

                            Subject Companies: WaveRider Communications, Inc and
                                          WaveRider Communications (Canada) Inc.

                                          Registration Statement  No. 333-118224

         Investors and security holders are urged to read the documents filed or to be filed with the SEC relating to the proposed reorganization of WaveRider Communications, Inc., a Nevada corporation, as a Canadian corporation including: the registration statement on Form F-4 as amended from time to time(File No. 333-118224) which includes a joint-proxy statement prospectus. These documents contain important information that must be reviewed before making an investment decision. These and any other documents relating to the proposed reorganization, when they are filed with the SEC, may be obtained free at the SEC's Web site at www.sec.gov. You may also obtain each of these documents for free (when available) from WaveRider Communications, Inc. by directing your request to: T. Scott Worthington ; telephone 416 502 3200; and address 255 Consumers Road, Suite 500, Toronto Ontario, M2J 1R4, Canada.

         The foregoing reference to the proposed reorganization and any other related transactions shall not constitute an offer to buy or exchange securities or constitute the solicitation of an offer to sell or exchange any securities in WaveRider Communications Inc., WaveRider Communications (Canada) Inc. or any subsidiaries.



NEWS RELEASE
   WaveRider Communications Inc.
   (OTC Bulletin Board: WAVR)

            WaveRider Announces Adjournment of Annual General Meeting

   TORONTO, September 27, 2004- WaveRider Communications Inc. (OTC BB: WAVR), the leader in non-line-of-sight wireless broadband technology and deployments, has adjourned its Annual General Meeting which took place today, September 27 at 2:00 p.m. in Toronto, Ontario. The meeting will reconvene on Friday, October 15, 2004 at 10:00 a.m. at the Company's Toronto office. Shareholder voting on each item in WaveRider's proxy statements will continue until that date.

   "At today's scheduled meeting, WaveRider shareholders moved to adjourn the meeting to allow more time for shareholders to receive their proxy statements, review the proposals and submit their votes," said Bruce Sinclair, president and chief executive officer, WaveRider Communications Inc.

   All votes are important. For those who have received their proxy information please take the time to register votes via phone (1-800-454-8683), online (www.proxyvote.com) or by faxing WaveRider at 416-502-2968. For those who have not received their proxy material, please contact WaveRider Investor Relations at 416-502-3265, or investors@waverider.com, and instructions will be provided to enable you to vote.


   About WaveRider Communications Inc.
   WaveRider Communications Inc. (www.waverider.com) is a leader in broadband wireless deployments and technologies. WaveRider's Last Mile Solution(R) non-line-of-sight 900 MHz networks enable communications providers to establish full-saturation coverage networks and generate a rapid return on their investment. WaveRider is committed to the development of standards-based wireless technologies that support advanced applications and address the needs of both the North American and International markets. WaveRider is traded on the OTC Bulletin Board, under the symbol WAVR.

                                      -30-
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   For information, contact:

   WaveRider Corporate Communications              WaveRider Investor Relations
   Carolyn Anderson  (416) 502-2978                Marcia Newell (416) 502-3265